UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 19, 2021

EAGLE CAPITAL GROWTH FUND, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	811-05807	31-1274796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 EAST MASON STREET, SUITE 802, MILWAUKEE, WI 53202-3657

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(414) 765-1107

________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GRF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5 - Corporate Governance and Management

5.02
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its regular Board meeting held on August 19, 2021, the Board of Directors of Eagle Capital Growth Fund, Inc. (“Fund”) voted to add Anne M. Nichols, CFA to the Board, effective immediately.

Director Nichols was added as a Class II director, with a term that expires at the Fund’s Annual Meeting in April of 2024.

Section 8 - Other Events

8.01

At its regular Board meeting held on August 19, 2021, the Board of Directors of Eagle Capital Growth Fund, Inc. (“Fund”) replaced the Fund’s repurchase capacity with a 1 million Fund share authorization, effective immediately. The Fund is authorized to repurchase shares in the open market or otherwise, at a price or prices reasonably related to the then prevailing market price.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Eagle Capital Growth Fund, dated August 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2021

	By:	/s/ Luke E. Sims
Luke E. Sims, President and Chief Executive Officer